UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2019

MELINTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35405	45-4440364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Whippany Road, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 617-1309

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange of which registered
Common Stock, $0.001 Par Value	MLNT	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Jennifer A. Sanfilippo as Interim Chief Executive Officer

On September 3, 2019, Melinta Therapeutics, Inc. (the “Company”) announced that its Board of Directors (the “Board”) appointed Jennifer A. Sanfilippo, the Company’s former Senior Vice President and General Counsel, as interim chief executive officer of the Company (“CEO”), effective August 28, 2019. The Board also appointed Ms. Sanfilippo to the Board as a Class III director, effective August 28, 2019. Ms. Sanfilippo succeeds John H. Johnson, who had been serving as acting chief executive officer of the Company since his resignation from his position as chief executive officer of the Company effective August 5, 2019. Mr. Johnson also resigned from the Board and all committees of the Board effective August 5, 2019.

Ms. Sanfilippo, age 40, has served as Senior Vice President and General Counsel of the Company since November 2018, responsible for both legal and compliance matters for the Company and brings substantial experience as a life sciences executive with a demonstrated record of achievement in these areas. Ms. Sanfilippo previously served as Vice President, Corporate Counsel of the Company since January 2018. From July 2015 to January 2018, Ms. Sanfilippo was Vice President, Commercial Integrity Counsel, Legal at The Medicines Company, which she joined in 2011. While at The Medicines Company, Ms. Sanfilippo held a series of leadership roles serving as legal and compliance counsel for multiple business units, including the infectious disease business, where she provided guidance on a variety of matters, including commercial, medical, market access and regulatory activities. Prior to The Medicines Company, Ms. Sanfilippo was an attorney at Porzio, Bromberg & Newman, P.C., a law firm specializing in the life sciences industry, where she advised pharmaceutical, medical device and biotech companies on a variety of legal, regulatory, and compliance issues. Ms. Sanfilippo holds a Bachelor of Arts degree in history, magna cum laude, from New York University and a juris doctorate from the Rutgers School of Law, where she was managing editor of the Rutgers Law Review. The Company believes that Ms. Sanfilippo’s substantial experience as a life sciences executive with a demonstrated record of achievement in these areas and her position as interim chief executive officer of the Company qualifies her to serve on the Board.

In connection with Ms. Sanfilippo’s appointment as interim CEO, the Company agreed with Ms. Sanfilippo (the “Sanfilippo Employment Agreement”) that Ms. Sanfilippo will be entitled to an annual salary of $575,000, and will be eligible to earn an annual bonus with a target equal to 75% of her base salary, subject to the achievement of applicable Company and specific individual performance objectives for each fiscal year. Pursuant to the Sanfilippo Employment Agreement, Ms. Sanfilippo is also entitled to a one-time cash bonus upon her appointment as interim CEO of $250,000, which bonus will be subject to a ratable claw-back under certain circumstances. Additionally, if the Company adopts a key employee incentive plan or similar incentive plan, Ms. Sanfilippo will be eligible to receive an incentive award thereunder, as determined by the compensation committee of the Company’s Board (the “Compensation Committee”), with terms and conditions that are no less favorable than those in effect for similarly situated senior executives of the Company. The Sanfilippo Employment Agreement has an initial term ending on the nine month anniversary of August 28, 2019, subject to automatic renewal on a monthly basis unless either party provides notice of non-renewal pursuant to the agreement.

There are no family relationships between Ms. Sanfilippo and any of the Company’s directors or executive officers. There are no transactions between Ms. Sanfilippo or any of her immediate family members and the Company or any of its subsidiaries that would be required to be reported under Item 404(a) of Regulation S-K.

The foregoing descriptions of the Sanfilippo Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, which will be filed as an exhibit in a subsequent filing.

Separation and Release Agreement with John H. Johnson

In connection with Mr. Johnson’s resignation described above, the Company entered into a separation and release agreement, dated August 29, 2019, with Mr. Johnson that provides for, among other things, Mr. Johnson’s release of the Company and Mr. Johnson providing consulting services to the Company for a period of six months following the date on which he is no longer employed by the Company (such date being September 4, 2019, unless such date is mutually extended by Mr. Johnson and the Company (the “Separation Date”)), for which he will receive an aggregate upfront payment of $300,000, payment for the full cost of COBRA continuation coverage for a period of 18 months following the Separation Date, and indemnification for the work he will perform in his capacity as a consultant. The foregoing description of the separation and release agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Cash Bonus Payment to Sue K. Cammarata

On August 29, 2019, the Compensation Committee approved, and recommended that the Board approve, and the Board subsequently approved, the grant of a cash bonus in the amount of $100,000 to Sue K. Cammarata, the Company’s Executive Vice President, Chief Medical Officer (the “Cammarata Bonus”), to incentivize Dr. Cammarata’s performance related to the Company’s pending application for a second indication for Baxdela® (delafloxacin) under the Prescription Drug User Fee Act (the “PDUFA Application”).The Cammarata Bonus is subject to (1) a full claw-back if the Company’s pending PDUFA Application is denied and (2) a ratable claw-back under certain circumstances.

Item 7.01	Regulation FD Disclosure.

On September 3, 2019, the Company issued a press release announcing the appointment of Ms. Sanfilippo as interim CEO and as a Class III director. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.

10.1	Separation and Release Agreement, dated August 29, 2019, between Melinta Therapeutics, Inc. and John H. Johnson

99.1	Press Release titled “Melinta Therapeutics Announces Appointment of Jennifer Sanfilippo to Interim Chief Executive Officer and Director,” dated September 3, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MELINTA THERAPEUTICS, INC.

By:	/s/ Peter J. Milligan
Peter J. Milligan
Chief Financial Officer

Dated: September 3, 2019